As filed with the U.S. Securities and Exchange Commission on June 6, 2023

Registration No. 333-272387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2388040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7800 Susquehanna St., Suite 505

Pittsburgh, PA 15208

(412) 901-0315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lipella Pharmaceuticals Inc. Amended and Restated 2020 Stock Incentive Plan

(Full Title of the Plan)

Jonathan Kaufman

Chief Executive Officer

7800 Susquehanna St.
Suite 505
Pittsburgh, PA 15208
(412) 894-1853

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Danovitch, Esq. Ben Armour, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lipella Pharmaceuticals Inc. is filing this post-effective amendment No. 1 (this “Amendment”) to its registration statement on Form S-8 (File No. 333-272387) (the “Registration Statement”) as an exhibits-only filing to amend and restate the exhibit index included in the Registration Statement in order to correct inadvertent administrative errors in certain hyperlinked exhibits and certain incorporation by reference information in such exhibit index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. This Amendment speaks as of the original filing date of the Registration Statement, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Registration Statement.

 PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i)(a) to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2023).
4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2023).
4.3	Lipella Pharmaceuticals Inc. 2020 Stock Incentive Plan, as amended and restated (filed herewith).
4.4	Form of Option Agreement for Lipella Pharmaceuticals Inc. Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A, filed with the Commission on November 28, 2022 (Registration No. 333-266397)).
4.5	Form of Restricted Stock Unit Agreement for Lipella Pharmaceuticals Inc. Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A, filed with the Commission on November 28, 2022 (Registration No. 333-266397)).
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Urish Popeck & Co., LLC.
23.2*	Consent of Sullivan & Worcester LLP (reference is made to Exhibit 5.1).
24.1*	Power of Attorney.
107*	Filing Fee Table.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 6th day of June, 2023.

LIPELLA PHARMACEUTICALS Inc.

By:	/s/ Jonathan Kaufman
Jonathan Kaufman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Jonathan Kaufman	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 6, 2023

*
Douglas Johnston	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2023

*
Michael Chancellor	Chief Medical Officer and Director	June 6, 2023

*
David Battleman	Director	June 6, 2023

*
Byong (Christopher) Kim	Director	June 6, 2023

*
Ryan Pruchnic	Director	June 6, 2023

*
Naoki Yoshimura	Director	June 6, 2023

*		June 6, 2023
Daniel R. Cohen	Director

* By:	/s/ Jonathan Kaufman
Name:	Jonathan Kaufman
Attorney-in-fact